Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP.
PROVIDES BUSINESS UPDATE ON IMPACT OF CORONAVIRUS AND STATUS OF GILAT ACQUISITION

Melville, New York, March 31, 2020 - Comtech Telecommunications Corp. (NASDAQ: CMTL) today provided a business update on the impact of the coronavirus, including the withdrawal of its business outlook for its fiscal year ending July 31, 2020, and a status update on the Gilat Satellite Networks Ltd. (“Gilat”) acquisition.
Coronavirus Update and Withdrawal of Business Outlook for Fiscal 2020

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Although deemed an essential business by the U.S. government, Comtech has modified its business practices (including prohibiting most employee travel, implementing work-from-home policies and requiring social distancing) with a view to the safety of its employees, customers, partners and suppliers.

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To date, the primary impacts of the coronavirus pandemic on Comtech have been significant order delays and the inability of Comtech’s sales and marketing personnel to travel and/or meet with customers.

•	Due to travel bans and/or forced shutdowns at customer locations, Comtech has encountered difficulty in delivering products that had been previously ordered by its customers.

•	As a result of these conditions, Comtech has taken steps to reduce both direct and indirect costs at certain of its facilities. Additional cost reduction measures may be required.

•	In light of these developments, Comtech is withdrawing its guidance for the fiscal year ending July 31, 2020 previously issued on March 4, 2020.

Commenting on the coronavirus’ impact on Comtech’s business, Fred Kornberg, Chairman of the Board and Chief Executive Officer of Comtech Telecommunications Corp. stated, “Although Comtech is not immune to the disruption in the macroeconomic environment caused by the coronavirus, I believe Comtech’s long-term fundamentals remain excellent given its innovative and diversified product portfolio and its talented employees. I am grateful that our 911 business has been able to support first responders and healthcare providers across the United States as they are the true heroes in this crisis.” He added, “If this event has taught us anything, it is the importance of reliable, quality advanced communications equipment and infrastructure to the continuity of business operations - an area that Comtech has excelled in for decades.”

Status of the Gilat Acquisition

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Comtech’s $800.0 million secured credit facility to be provided by Citibank, N.A., Manufacturers and Traders Trust Company (“M&T Bank”), Santander Bank, N.A., BMO Harris Bank, N.A. (“Bank of Montreal”), Regions Bank, Israel Discount Bank of New York and Goldman Sachs Bank USA has proceeded through full syndication and was oversubscribed. Although the definitive terms of the credit facility are still subject to being finalized, Comtech currently expects that the facility will consist of an $800.0 million revolver structure with no principal payments required for five years. At closing, Comtech expects total outstanding net debt of approximately $500.0 million.

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The recent price decline in Comtech shares will have no impact on the number of shares to be issued to Gilat shareholders as merger consideration because Gilat and Comtech agreed to a fixed exchange ratio under the merger agreement. As such, the number of shares issuable to Gilat shareholders upon the close of the acquisition will approximate less than 20% of Comtech’s total shares outstanding.

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Comtech and Gilat expect to finalize shortly a Form S-4 proxy statement/prospectus, a preliminary copy of which was previously filed with the U.S. Securities and Exchange Commission. The proxy statement/prospectus will be disseminated to shareholders of Gilat in connection with their meeting to vote on the acquisition.

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Although the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired, the transaction is still under the review of the Federal Antimonopoly Service of the Russian Federation. Receipt of regulatory approvals in Russia is a condition to closing the merger with Gilat.

•	Other conditions to closing remain to be satisfied and Comtech and Gilat continue to work to ensure such closing conditions can be met.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Additional Information and Where to Find It

This filing is being made in respect of a proposed business combination involving Comtech and Gilat Satellite Networks Ltd. (“Gilat”). This document does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of Gilat for their consideration. Comtech has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a preliminary prospectus with respect to Comtech’s common stock to be issued in the proposed transaction and a proxy statement of Gilat in connection with the proposed merger of an indirect subsidiary of Comtech with and into Gilat, with Gilat surviving. The registration statement has not yet become effective. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Comtech may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 becomes effective. The proxy statement/prospectus will be provided to Gilat shareholders. Comtech and Gilat also plan to file other documents with the SEC regarding the proposed transaction.
This document is not a substitute for any prospectus, proxy statement or any other document that Comtech or Gilat may file with the SEC in connection with the proposed transaction. Investors and security holders of Comtech and Gilat are urged to read the definitive proxy statement/final prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction.
You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (when they become available) and other documents filed with the SEC by Comtech on Comtech’s Investor Relations page on Comtech’s web site at www.comtechtel.com or by writing to Comtech, Investor Relations, (for documents filed with the SEC by Comtech), or by Gilat on Gilat’s Investor Relations page on Gilat’s web site at www.Gilat.com or by writing to Gilat, Investor Relations, (for documents filed with the SEC by Gilat).

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisitions of UHP and Gilat may not be consummated for reasons including that the conditions precedent to the completion of these acquisitions may not be satisfied or the occurrence of any event, change or circumstance could give rise to the termination of the agreements; the risk that the regulatory approvals will not be obtained; the possibility that the expected synergies from recent or pending acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses and pending acquisitions will not be integrated with Comtech successfully; the possibility of disruption from the recent or pending acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's evaluation and repositioning of location technologies solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's launch of its HeightsTM Network Platform ("HEIGHTS"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cut and Jobs Act, which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

PCMTL
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Media Contact:
Michael D. Porcelain, President and Chief Operating Officer
631-962-7000
info@comtechtel.com